Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated July 31, 2022, and each included in this Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A, File No. 333-107797) of The Weitz Funds (“the Registration Statement”).

We also consent to the incorporation by reference of our report dated May 23, 2022, with respect to the financial statements and financial highlights of Weitz Hickory Fund, Weitz Partners III Opportunity Fund, Weitz Partners Value Fund, Weitz Value Fund, Weitz Balanced Fund, Weitz Core Plus Income Fund, Weitz Nebraska Tax-Free Income Fund, Weitz Short Duration Income Fund, and Weitz Ultra Short Government Fund (nine of the funds constituting The Weitz Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, MN

July 29, 2022